Exhibit 10.24(10)

DEBT PURCHASE AGREEMENT

THIS DEBT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 15th day of January, 2015, by and among TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership, with an address of 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169 (“Assignor” or “Lender”), ICONIC HOLDINGS, LLC, a Delaware limited liability company, with an address of 7200 Wisconsin Ave., Suite 206, Bethesda, MD 20816 (“Assignee”), and M LINE HOLDINGS, INC., a Nevada corporation (the “Issuing Borrower”), E.M. TOOL COMPANY, INC., a California corporation, and PRECISION AEROSPACE AND TECHNOLOGIES, INC. (f/k/a Eran Engineering, Inc.), a Nevada corporation (together with the Issuing Borrower, the “Borrowers”).

WITNESSETH

WHEREAS, the Borrowers and Lender entered into a Credit Agreement dated as of March 31, 2013, but made effective as of April 30, 2013, together with First Amendment to Credit Agreement dated effective as of September 27, 2013 (collectively, together with any other amendments, renewals, substitutions, replacements or modifications from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement, the Borrowers executed and delivered to Lender that certain Revolving Note dated as of March 31, 2013, but made effective as of April 30, 2013, evidencing Revolving Loans under the Credit Agreement (the “Revolving Note”); and

WHEREAS, the Borrowers, other guarantors, and Lender entered into that certain Settlement Agreement dated as of September 8, 2014 (the “Settlement Agreement”) in connection with the obligations of the Borrowers under the Credit Agreement and Revolving Note; and

WHEREAS, Assignee desires to purchase from Lender, and Lender is amenable to selling and assigning to Assignee, Assignor’s right, title and interest in and to a portion of the monetary obligations evidenced by the Revolving Note, such portion being equal to One Million Two Hundred Thousand Dollars ($1,200,000.00) of the monetary obligations evidenced by the Revolving Note (the “Assigned Debt”), which Assigned Debt shall be purchased by Assignee in tranches as more specifically hereinafter set forth; and

WHEREAS, on or prior to each “Purchase Tranche Closing” (as hereinafter defined), as directed by Lender, the Borrowers agree to sever, split, divide and apportion the Revolving Note (or any replacement notes issued in replacement thereof as hereby contemplated, as applicable) into two separate and distinct replacement notes, each in substantially the same form as the Revolving Note, one for the amount of the portion of the Assigned Debt being sold and assigned at such Purchase Tranche Closing (the portion of the Assigned Debt being sold and assigned at each separate Purchase Tranche Closing, as applicable, being referred to as the “Applicable Assigned Debt”), and one for the remaining amount of the overall debt evidenced by the Revolving Note (or any replacement notes issued in replacement thereof as hereby contemplated, as applicable);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Assignor, Assignee, and Borrowers hereby covenant and agree as follows:

1.          Recitals. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

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2.          Agreement to Assign Assigned Debt.

(a)          Purchase Tranche Closings. Provided there is no default or breach under this Agreement, and that no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or breach under this Agreement, then Assignor hereby agrees to sell and assign to Assignee, and Assignee hereby agrees to purchase from Assignor, the Assigned Debt, which Assigned Debt shall be sold in fifteen (15) separate tranches (each of such tranches hereinafter referred to as a “Purchase Tranche”), each of such separate Purchase Tranches to be sold and assigned on the respective dates and for the respective amounts set forth in the schedule attached hereto as Exhibit “A” (each closing of a Purchase Tranche referred to as a “Purchase Tranche Closing” and the purchase price to be paid for each Applicable Assigned Debt at each Purchase Tranche Closing, as shown on such attached schedule, referred to as the “Applicable Purchase Price”); provided, however, nothing herein shall prevent Assignee from electing to purchase a greater portion of the Assigned Debt than that set forth in the attached schedule for any given Purchase Tranche Closing, up to the aggregate amount of the Assigned Debt, by written notice to Assignor delivered prior to the applicable Purchase Tranche Closing.

(b)          Deliveries at Each Purchase Tranche Closing. At each Purchase Tranche Closing: (i) Lender shall execute and deliver to Assignee, an assignment of the Applicable Assigned Debt being sold and assigned at such Purchase Tranche Closing, substantially in the form attached hereto as Exhibit “B” (each, an “Assignment”); (ii) Lender shall deliver to Assignee the original replacement note for the Applicable Assigned Debt being sold and assigned at such Purchase Tranche Closing (subject to receipt of same by Lender from Borrowers as provided in Section 2(c) below); and (iii) Assignee shall pay to Lender the Applicable Purchase Price for the Applicable Assigned Debt being sold and assigned at such Purchase Tranche Closing, by wire transfer of good and cleared U.S. currency to an account designated by Lender.

(c)          Borrowers’ Obligation to Sever Notes. On or prior to each Purchase Tranche Closing, and within no later than three (3) business days after request therefor is made by Lender to Borrowers, the Borrowers agree to sever, split, divide and apportion the Revolving Note (or any replacement notes issued in replacement thereof as hereby contemplated, as applicable) into two separate and distinct replacement notes, each in substantially the same form as the Revolving Note. One of such replacement notes shall be for a principal amount equal to the Applicable Purchase Price corresponding to the Applicable Assigned Debt for the applicable Purchase Tranche Closing, and the second replacement note shall be for a principal amount equal to the remaining amount of the overall debt then existing and evidenced by the Revolving Note (or any replacement notes issued in replacement thereof as hereby contemplated, as applicable). In order to clarify the foregoing, as an example, on or prior to the first Purchase Tranche Closing contemplated hereby, upon request by Lender, the Borrowers shall provide to Lender two replacement notes in replacement of the Revolving Note, one for $100,000, which is the Applicable Purchase Price for the Applicable Assigned Debt being sold and assigned at the first Purchase Tranche Closing, and the second for $2,368,395.90 (as of January 15, 2015), which is the amount of the overall debt evidenced by the Revolving Note, less the Applicable Purchase Price for the first replacement note being sold and assigned at the first Purchase Tranche Closing. This second replacement note shall then be severed in the same manner for the second Purchase Tranche Closing, and this foregoing process of severing and issuing replacement notes shall be repeated for each Purchase Tranche Closing, until the Assigned Debt is sold and assigned in full, or this Agreement is otherwise earlier terminated in accordance with its terms. Assignee acknowledges and understands that Lender’s obligation to sell, assign and deliver each original replacement note representing the Applicable Assigned Debt at each Purchase Tranche Closing is subject to and conditioned upon Borrowers executing and delivering such replacement notes to Lender in accordance with this Agreement. Immediately after the sale, assignment and transfer of each replacement note representing the Applicable Assigned Debt, and payment of the Applicable Purchase Price therefor to Assignor, Assignee will exchange any replacement note evidencing the Applicable Assigned Debt received from Assignor with the Borrowers for a new replacement or exchange note in Assignee’s name (an “Exchange Note”) upon terms and conditions acceptable to Assignee and as otherwise agreed upon between Borrowers and Assignee. In connection therewith, the Borrowers also agree to execute supporting documents for each Exchange Note including, but not limited to, a board resolution for the issuance of each Exchange Note, an exchange agreement, and a letter of instruction with its transfer agent reserving shares for the conversion of each Exchange Note, all as may be required by Assignee.

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(d)          Remaining Debt. Assignee acknowledges that at each Purchase Tranche Closing, and subject to Lender’s receipt of the Applicable Purchase Price, only the Applicable Assigned Debt represented by the specific replacement note representing the applicable Purchase Tranche shall be deemed sold and assigned hereunder, it being acknowledged by Assignee that the remaining portion of the debt evidenced by the Revolving Note (or any replacement notes issued in replacement thereof as hereby contemplated, as applicable) shall not be sold or assigned thereby unless and until additional replacement notes for additional Purchase Tranches are thereafter sold in accordance with this Agreement and the Applicable Purchase Price therefor is received by Lender. Moreover, any portion of the debt evidenced by the Revolving Note other than the Assigned Debt (the “Remaining Debt”) shall not be part of this Agreement and shall not be subject to sale or assignment hereunder.

(e)          No Security Rights. Assignee hereby agrees and acknowledges that the sale, transfer and assignment of the Assigned Debt, or any portion thereof, shall be a sale, transfer and assignment of the monetary obligations evidenced by such Assigned Debt (or portion thereof) only, and shall not include, and such sale, transfer and assignment expressly excludes, the Remaining Debt, as well as excluding any and all security rights, rights to any collateral, or any other security interests or rights of Assignor of any nature or kind related to, arising under, or pursuant to, the Credit Agreement, any other “Loan Documents” (as defined in the Credit Agreement) related thereto, or any other security agreements, UCC financing statements, or any other documents or instruments relating to the obligations of the Borrowers to Assignor (collectively, the “Security Rights”), it being agreed and acknowledged that all Security Rights shall remain with Assignor, as security for any portion of the Assigned Debt not assigned at any Purchase Tranche Closing, the Remaining Debt, or any other obligations of Borrowers to Assignor.

(f)           Additional Lender Agreements.

(i)          Subsequent Acquisitions. The parties acknowledge and recognize that pursuant to the terms of the Credit Agreement, Borrowers are prohibited from engaging, closing or otherwise undertaking any number of transactions, including acquisitions, without the prior written consent of the Lender. In this regard, the Lender agrees that, provided there is no default or breach under this Agreement by Assignee or Borrowers, and that no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or breach under this Agreement by Assignee or Borrowers, then Assignor hereby agrees that it will not unreasonably withhold its consent to any proposed acquisitions sought to be undertaken by Borrowers after the Effective Date. Borrowers agree to provide to Lender any and all information requested by Lender with respect to any such contemplated acquisitions, so that Lender can promptly evaluate same in connection with its decision to grant or withhold such required consent.

(ii)         Prior Release of Equipment. Lender hereby confirms that the definition of “Collateral” under the Security Agreement executed and delivered in connection with the Credit Agreement has been and remains effectively amended to exclude the five (5) pieces of equipment listed on Exhibit “A” to the Settlement Agreement from the lien and encumbrance of Lender’s security interest under the Security Agreement.

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3.           Conditions to Purchases.

(a)          Initial Purchase. The initial Purchase Tranche contemplated hereunder shall not be closed and funded unless and until the following initial conditions precedent (the “Initial Conditions”) are first satisfied, or waived by Assignee in writing:

(i)          Increase in Borrower’s Authorized Shares. The Issuing Borrower shall have increased its authorized shares of “Common Stock” (as defined in the Credit Agreement) to not less than 10 billion shares; and

(ii)         Current Filings. The Issuing Borrower shall be current in all of its required filings with the Securities and Exchange Commission (the “SEC”).

Borrowers agree to diligently pursue satisfaction of the foregoing Initial Conditions, and Borrowers and Assignee hereby agree to keep Lender fully apprised of the progress in satisfying such Initial Conditions. In the event the foregoing Initial Conditions are not satisfied on or prior to a date that is forty-five (45) days from the Effective Date, then this Agreement shall automatically terminate upon the end of such forty-five (45) day period (unless Assignee waives such Initial Conditions in writing on or prior to the end of such forty-five (45) day period), whereupon this Agreement shall be deemed terminated. In the event the Initial Conditions are not fulfilled due to certain matters which are not within the control of Borrowers, the forty-five (45) day period will be extended, in the reasonable discretion of Assignor, provided Borrowers are not then in default and are diligently prosecuting the fulfillment of the Initial Conditions. In no event, however, shall such time period be extended beyond seventy-five (75) days from the Effective Date. Matters which would provide a reasonable basis for approval of an extension include delay by the external auditors or a regulatory or governmental agency delay.

(b)          Additional Purchases. If the first Purchase Tranche Closing is consummated hereunder, and the Applicable Purchase Price therefor is paid and received by Lender as contemplated under this Agreement, then Assignee’s obligation to purchase any additional Purchase Tranches as hereby contemplated is a binding and continuing obligation of Assignee; provided, however, Assignee shall have the right to terminate such obligation at any time during the term of this Agreement upon the occurrence of any of the following events (each a “Trigger Event”): (i) the Issuing Borrower fails to stay current in its filing obligations with the SEC; (ii) trading of the Issuing Borrower’s Common Stock on the OTCPINK is stopped or halted for any reason; (iii) any suspension of electronic trading or settlement services by the Depository Trust Company (“DTC”) with respect to the Common Stock occurs and is continuing, or any receipt by the Issuing Borrower of any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Issuing Borrower in writing that DTC has determined not to impose any such suspension); (iv) the Issuing Borrower is in default with its transfer agent (the “Transfer Agent”), or the Transfer Agent fails to issue to Assignee any shares of the Issuing Borrower’s Common Stock which may be due to Assignee in connection with any conversion rights exercised by Assignee under any promissory notes purchased by Assignee hereunder, or notes issued in replacement thereof; (v) the Issuing Borrower fails to maintain its active status with the State of Nevada; (vi) Borrowers shall default (beyond any applicable notice and cure periods) in any of their obligations to Assignee under the promissory notes purchased by Assignee hereunder, or notes issued in replacement thereof, or any other obligations of Borrowers to Assignee; (vii) the Issuing Borrower’s average daily dollar trading volume over any five-day period is less than $10,000 per day; (viii) the Issuing Borrower fails to maintain any share reserve required by Assignee; or (ix) any shares of Common Stock issued upon conversion of the Assigned Debt cannot be sold under Rule 144 as a result of any failure to meet the requirements of Rule 144 not caused by Purchaser. Upon the occurrence of a Trigger Event, in the event Assignee desires to terminate its obligation to purchase Purchase Tranches as hereby contemplated, Assignee shall deliver to Lender written notice of such termination delivered within five (5) days of the occurrence of the Trigger Event (which notice shall include a statement of the Trigger Event that has occurred and reasonable evidence of the occurrence thereof), whereupon Assignee’s obligation to purchase any additional Purchase Tranches thereafter shall immediately terminate and be of no further force or effect.

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4.           Representations and Warranties of Assignor. Assignor makes the following representations and warranties to Assignee, each of which shall be deemed made as of the Effective Date, and re-made as of each Purchase Tranche Closing:

(a)          Assignor is the legal and equitable owner of Assignor’s right, title and interest in and to the Assigned Debt, except for any portion of the Assigned Debt previously sold and assigned to Assignee pursuant to this Agreement; and

(b)          Assignor has not sold, transferred, assigned, pledged, hypothecated, or otherwise encumbered the Assigned Debt, or any portion thereof, except for any portion of the Assigned Debt previously sold and assigned to Assignee pursuant to this Agreement; and

(c)          The Assignor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Assignor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, or similar action on the part of the Assignor.

(d)          Except for the foregoing representations and warranties, this Agreement and each Assignment is made by Assignor without recourse, representation or warranty of any nature or kind, express or implied, and Assignor specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future with respect to the Assigned Debt, any portion thereof, or any instruments evidencing same, including, without limitation: (i) the validity, effectiveness or enforceability of the Assigned Debt, any portion thereof, or any instruments evidencing same; (ii) the validity, existence, or priority of any lien or security interest securing the obligations of Borrowers or any other Credit Parties evidenced by the Assigned Debt, any portion thereof, or any instruments evidencing same; (iii) the existence of, or basis for, any claim, counterclaim, defense or offset relating to the Assigned Debt, any portion thereof, or any instruments evidencing same; (iv) the financial condition of the Borrowers, or any other Credit Parties or guarantor or obligor liable under the Assigned Debt, any portion thereof, or any instruments evidencing same, or the ability of any such parties to pay or perform their respective obligations under the Assigned Debt, any portion thereof, or any instruments evidencing same; (v) the compliance of the Assigned Debt, any portion thereof, or any instruments evidencing same with any laws, ordinances or regulations of any governmental agency or other body; (vi) the value or condition of any collateral securing the obligations under the Assigned Debt, any portion thereof, or any instruments evidencing same; and (vii) the future performance of the Borrowers or any other Credit Parties or guarantor or obligor liable under the Assigned Debt, any portion thereof, or any instruments evidencing same. Assignee acknowledges and represents to Assignor that Assignee has been given the opportunity to undertake its own investigations of the Borrowers, the Assigned Debt, any portion thereof, or any instruments evidencing same, and having undertaken and performed all such investigations as Assignee deemed necessary or desirable, Assignee represents, warrants and agrees that it is relying solely on its own investigation of the Borrowers, the Assigned Debt, any portion thereof, or any instruments evidencing same, and not any information whatsoever provided or to be provided by Assignor, or any representation or warranty of Assignor. This Agreement, and each Assignment of the Assigned Debt, or portion thereof, as provided for herein is made on an “AS IS,” “WHERE IS” basis, with all faults, and Assignee, by acceptance of this Agreement and each Assignment, shall be deemed to have agreed and acknowledged that Assignor has fully performed, discharged and complied with all of Assignor’s obligations, representations, warranties, covenants and agreements hereunder, that Assignor is discharged therefrom, and that Assignor shall have no further liability with respect thereto, except only for those express warranties contained in this Agreement, and Assignee, by such acceptance, expressly acknowledges that ASSIGNOR MAKES NO WARRANTY OR REPRESENTATIONS, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, RELATING TO THE ASSIGNED DEBT, ANY PORTION THEREOF, OR ANY INSTRUMENTS EVIDENCING SAME, EXCEPT AS SPECIFICALLY SET FORTH HEREIN.

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5.           Representations and Warranties of Assignee.    Assignee makes the following representations and warranties to Assignor, each of which shall be deemed made as of the Effective Date, and re-made as of each Purchase Tranche Closing:

(a)          The Assignee is a legally recognized entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership of other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Assignee of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Assignee.

(b)          This Agreement, when executed and delivered by the Assignee, will constitute a valid and legally binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)          The Assignee: (i) either alone or together with its representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment; (ii) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment; (iii) understands the terms of and risks associated with the acquisition of the Assigned Debt, or any portion thereof, or any instruments evidencing same, including, without limitation, a lack of liquidity, price transparency or pricing availability and risks associated with the industry in which the Borrower operates; (iv) has had the opportunity to review the Borrowers, its business, its financial condition, its prospects, the Credit Agreement, the Assigned Debt, any portion thereof, or any instruments evidencing same, all as the Assignee has determined to be necessary in connection with this Agreement and the assignments contemplated hereby.

(d)          The Assignee understands that: (i) the Assigned Debt, any portion thereof, or any instruments evidencing same, have not been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any state; (ii) the Assigned Debt, any portion thereof, or any instruments evidencing same, is and will be “restricted securities” as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act (“Rule 144”); (iii) the Assigned Debt, any portion thereof, or any instruments evidencing same, may not be sold, pledged or otherwise transferred unless a registration statement for such transaction is effective under the Securities Act and any applicable state securities laws, or unless an exemption from such registration is available with respect to such transaction; and (iv) the Assigned Debt, any portion thereof, or any instruments evidencing same, will restrictive legends as to the foregoing in customary form.

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(e)          The Assignee is not accepting this Agreement or any Assignment as a result of any advertisement, article, notice or other communication regarding the Assigned Debt, any portion thereof, or any instruments evidencing same published in any newspaper, magazine, internet or social media, broadcast over television or radio, presented at any seminary, or under any other media generally circulated or available to the public or any other general solicitation or general advertisement.

(f)          Neither the execution and delivery of this Agreement, or any Assignment, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Assignee is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Assignee is a party, The Assignee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with this Agreement and the assignment of the Assigned Debt, any portion thereof, or any instruments evidencing same as contemplated hereby.

(g)          There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Assignee, threatened against the Assignee which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

(h)          No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required for the valid authorization, execution, delivery and performance by the Assignee of this Agreement and the consummation of the transactions contemplated hereby.

(i)          The Assignee hereby acknowledges that the Assigned Debt, any portion thereof, or any instruments evidencing same may only be disposed of in compliance with state and federal securities laws. The Assignee further acknowledges that in connection with any transfer of the Assigned Debt, any portion thereof, or any instruments evidencing same subsequent to the date hereof and other than pursuant to an effective registration statement, or an applicable exemption to such registration requirements, the Borrower and/or the Borrower’s transfer agent may require an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Borrower and/or the Borrower’s transfer agent, as applicable.

6.          Borrower Acknowledgments. Borrowers hereby represent and warrant that the obligations evidenced by the Revolving Note, including, without limitation, all obligations for the Assigned Debt and the Remaining Debt, are valid and enforceable obligations of the Borrowers subject to no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Borrowers, and to the extent the Borrowers have any defenses, setoffs, counterclaims, cross-actions or equities against Assignor and/or against the enforceability of any such obligations, the Borrowers acknowledge and agree that same are hereby fully and unconditionally waived by the Borrowers. The Borrowers further acknowledge their obligations under Section 2(c) above, and agree to timely and promptly deliver replacement notes to Lender as required by this Agreement. The Borrowers further acknowledge that the Assigned Debt only represents a portion of the obligations due or owing under the Revolving Note, and that the Assigned Debt is only being assigned hereunder in Purchase Tranches as contemplated above. In that regard, the Borrowers further acknowledge that the Remaining Debt, and any portion of the Assigned Debt for which the Applicable Purchase Price therefor has not been received by Lender, are and remain valid and enforceable obligations of the Borrowers. Borrowers agree and acknowledge that each of them is and shall remain liable to pay the Remaining Debt, and any portion of the Assigned Debt for which the Applicable Purchase Price therefor has not been received by Lender, as same becomes due in accordance with the terms of the Credit Agreement and the Revolving Note, or any replacement notes issued in replacement thereof as hereby contemplated, and nothing contained herein shall be deemed or construed any waiver or to otherwise excuse performance by Borrowers under their obligations to Lender.

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7.           RELEASE. AS A MATERIAL INDUCEMENT FOR LENDER TO AGREE TO ENTER INTO THIS AGREEMENT, BORROWERS AND ASSIGNEE HEREBY RELEASE LENDER, TOGETHER WITH ALL OF ITS PARTNERS AND AFFILIATES, AND THE OFFICERS, MEMBERS, DIRECTORS, PARTNERS, EMPLOYEES, AGENTS AND ATTORNEYS OF EACH OF THE FOREGOING, FROM ALL CLAIMS, CAUSES OF ACTION AND LIABILITIES OF ANY NATURE OR KIND IN ANY WAY RELATING, DIRECTLY OR INDIRECTLY, TO THE ASSIGNED DEBT, ANY COLLATERAL SECURING ANY OBLIGATIONS THEREUNDER, THIS AGREEMENT, OR ANY OTHER DEBTS OR OBLIGATIONS IN ANY WAY RELATING TO THE CREDIT AGREEMENT, TO THE EXTENT ARISING ON OR PRIOR TO THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS ARISING FROM OR RELATING TO NEGOTIATIONS, DEMANDS, REQUESTS OR EXERCISE OF REMEDIES IN CONNECTION WITH THE ASSIGNED DEBT, THIS AGREEMENT, ANY OTHER DEBTS OR OBLIGATIONS IN ANY WAY RELATING TO THE CREDIT AGREEMENT, AND ANY AND ALL FEES OR CHARGES COLLECTED IN CONNECTION WITH TIIE ASSIGNED DEBT, THIS AGREEMENT, OR ANY OTHER DEBTS OR OBLIGATIONS IN ANY WAY RELATING TO THE, CREDIT AGREEMENT. MOREOVER UPON DELIVERY OF EACH ASSIGNMENT HEREUNDER, THE FOREGOING RELEASE SHALL BE DEEMED AUTOMATICALLY RE-MADE AND EFFECTIVE FOR ALL CLAIMS, CAUSES OF ACTION AND LIABILITIES OF ANY NATURE OR KIND COVERED HEREBY TO THE EXTENT ARISING ON OR PRIOR TO THE DATE OF SUCH ASSIGNMENT.

8.            Default and Termination.

(a)          Breach By Assignor. In the event Assignor shall breach any of its covenants or agreements hereunder, and such breach is not cured within thirty (30) days after Assignor’s receipt of written notice of such breach from Assignee, which notice shall specify the breach with specificity, then Assignee’s sole and exclusive remedy hereunder shall be to terminate this Agreement upon written notice to Assignor, whereupon this Agreement shall terminate and Assignor and Assignee shall have no further obligation, each to the other, under this Agreement. Assignor and Assignee agree that the foregoing exclusive remedy will be adequate and each of them agrees that Assignee shall not have any other remedies, at law or in equity, for any breach by Assignor not cured within any applicable notice and cure period, other than termination of this Agreement as hereby provided.

(b)          Breach By Assignee. In the event Assignee shall breach any of its covenants or agreements hereunder, and such breach is not cured within thirty (30) days after Assignee’s receipt of written notice of such breach from Assignor, which notice shall specify the breach with specificity, then Assignor’s sole and exclusive remedy hereunder shall be to terminate this Agreement upon written notice to Assignee, whereupon this Agreement shall terminate and Assignor and Assignee shall have no further obligation, each to the other, under this Agreement. Assignor and Assignee agree that the foregoing exclusive remedy will be adequate and each of them agrees that Assignor shall not have any other remedies, at law or in equity, for any breach by Assignee not cured within any applicable notice and cure period, other than termination of this Agreement as hereby provided. Notwithstanding the foregoing to the contrary, the foregoing notice and cure period shall not be applicable with respect to Assignee’s failure to pay the Applicable Purchase Price at a Purchase Tranche Closing, and any such failure shall be deemed an immediate breach hereunder, entitling Assignor to avail itself of the exclusive termination remedy hereby provided immediately upon such failure to pay the Applicable Purchase Price at a Purchase Tranche Closing.

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(c)          Breach by Borrower. Any breach by Borrower under this Agreement, if such breach is not cured within thirty (30) days after Borrower’s receipt of written notice of such breach from the party alleging such breach, shall be deemed an event of default by Borrower under the Credit Agreement, and any such breach may be enforced by Assignor through any remedies available to Assignor, at law or in equity, or under the Credit Agreement. Borrower shall have no rights to enforce this Agreement as against Assignor or Assignee, nor shall any breach or default by Assignor or Assignee hereunder in any way abrogate, limit, or otherwise affect Borrower’s obligations under the Credit Agreement and related Loan Documents.

9.          Waiver; Forbearance. The parties recognize and acknowledge that by entering into this Agreement, the Lender is not waiving any rights of remedies it may have under any of the Loan Documents, any defaults of Events of Default arising thereunder, of any judgments previously obtained by Lender in connection therewith (collectively, the “Existing Rights”); provided, however, that Lender hereby agrees that, commencing on the “Debt Condition Date” (as hereinafter defined), Lender agrees that it shall not thereafter enforce, and Lender shall thereafter forbear from pursuing enforcement of, any of its Existing Rights, unless and until an additional default or Event of Default occurs (either by Borrower or any other Person other than Lender) under the Credit Agreement, any other Loan Documents, this Agreement, or any of the “Payment Agreements” (as hereinafter defined), whereupon the foregoing forbearance shall automatically become null and void and of no further force or effect, without any further notice or demand from Lender. For purposes of this Agreement, the term “Debt Condition Date” shall mean the date when the following two conditions are satisfied to Lender’s reasonable satisfaction: (i) Borrower enters into a comprehensive set of agreements with other third parties (the “Payment Agreements”), pursuant to which Borrowers intend to pay off in full the entire amount of the Assigned Debt and Remaining Debt, or any other transaction which would satisfy the judgments and the entire amount of the Assigned Debt and the Remaining Debt, which Payment Agreements are intended to include, without limitation, this Agreement and another asset based lending credit facility for Borrowers; and (ii) the Payment Agreements are reviewed and approved by Lender, such approval not to be unreasonably withheld. Notwithstanding anything contained in this Agreement, the forbearance described in this Section 9 shall commence upon the filing of the Motion to Vacate in accordance with the Second Amendment to the Credit Agreement, being executed simultaneously herewith. In addition, notwithstanding anything contained in this Agreement to the contrary, the Lender shall have the right, at any time, to accept payment in full of the then outstanding Assigned Debt and Remaining Debt, whether in connection with the Payment Agreements, or otherwise, and in such event, Lender shall have the absolute right to terminate this Agreement with respect to any portion of the Assigned Debt not yet sold and assigned to Assignee as of such date. Assignee and or Borrowers may prepay the Assigned Debt and the Remaining Debt, whether in connection with the Payment Agreements, or otherwise, without penalty.

10.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, which also govern the Revolving Note.

11.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.          Headings. The headings of the paragraphs of this Agreement have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Agreement or used in any manner in the interpretation of this Agreement.

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13.         Interpretation. Whenever the context so requires in this Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “Person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

14.         Partial Invalidity. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

15.         Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

16.         Effective Date. For purposes of this Agreement, the “Effective Date” shall mean the date when this Agreement becomes fully executed by all parties hereto.

[Signatures on the following page]

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IN WITNESS WHEREOF, Assignor, Assignee, and Borrower have executed this Agreement as of the date above first written.

Assignor:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Robert Press, Director

Date:	2/25/15

Assignee:

ICONIC HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Robert Papiri
Name:	Robert Papiri
Title:	Manager

Date:	February 24, 2015

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IN WITNESS WHEREOF, Assignor, Assignee, and Borrower have executed this Agreement as of the date above first written.

Borrowers:

M LINE HOLDINGS, INC.,

a Nevada corporation

By:	/s/ Anthony L. Anish
Name:	ANTHONY L. ANISH
Title:	COO
Date:	2/23/15

E.M. TOOL COMPANY, INC.,		PRECISION AEROSPACE AND
a California corporation		TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Anthony L. Anish	By:	/s/ Anthony L. Anish
Name:	ANTHONY L. ANISH	Name:	ANTHONY L. ANISH
Title:	PRES	Title:	PRES
Date:	2/23/15	Date:	2/23/15

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EXHIBIT “A”

PURCHASE TRANCHES

Purchase Tranche Number	Applicable Purchase Price	Date for Purchase Tranche Closing

1	$100,000	Within three (3) business days after satisfaction or waiver of Initial Conditions

2	$80,000	20 Trading Days after prior Purchase Tranche Closing

3	$80,000	20 Trading Days after prior Purchase Tranche Closing

4	$80,000	20 Trading Days after prior Purchase Tranche Closing

5	$80,000	20 Trading Days after prior Purchase Tranche Closing

6	$80,000	20 Trading Days after prior Purchase Tranche Closing

7	$80,000	20 Trading Days after prior Purchase Tranche Closing

8	$80,000	20 Trading Days after prior Purchase Tranche Closing

9	$80,000	20 Trading Days after prior Purchase Tranche Closing

10	$80,000	20 Trading Days after prior Purchase Tranche Closing

11	$80,000	20 Trading Days after prior Purchase Tranche Closing

12	$80,000	20 Trading Days after prior Purchase Tranche Closing

13	$80,000	20 Trading Days after prior Purchase Tranche Closing

14	$80,000	20 Trading Days after prior Purchase Tranche Closing

15	$60,000	20 Trading Days after prior Purchase Tranche Closing

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EXHIBIT “B”

FORM OF ASSIGNMENT

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